Exhibit 99

April 28, 2011

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER EARNINGS AND NEW FLEXRIG® CONTRACTS

Helmerich & Payne, Inc. (NYSE: HP) reported income from continuing operations of $98,961,000 ($0.91 per diluted share) from operating revenues of $604,406,000 for its second fiscal quarter ended March 31, 2011, compared to income from continuing operations of $74,105,000 ($0.68 per diluted share) from operating revenues of $436,579,000 during last year’s second fiscal quarter ended March 31, 2010.  Included in this year’s second fiscal quarter income from continuing operations are $0.02 per share of after-tax gains related to the sale of three conventional U.S. land rigs, tubulars, and other used drilling equipment, as well as $0.04 per share of after-tax expenses unrelated to normal operations. Also included in income from continuing operations for the second fiscal quarter of 2010 was approximately $0.01 per share related to the sale of used drilling equipment.  Net income for the second fiscal quarter of 2011 was $98,790,000 ($0.91 per diluted share), compared to net income of $46,747,000 ($0.43 per diluted share) during last year’s second fiscal quarter.

For the six months ended March 31, 2011, the Company reported income from continuing operations of $203,326,000 ($1.87 per diluted share) from operating revenues of $1,199,048,000 compared with income from continuing operations of $137,907,000 ($1.28 per diluted share) from operating revenues of $832,821,000 during the six months ended March 31, 2010.  Included in income from continuing operations for the first six months of fiscal 2011 and 2010 were approximately $0.04 and $0.01, respectively, of gains from the sale of used drilling equipment.  Net income for the first six months of fiscal 2011 was $202,940,000 ($1.87 per diluted share), compared to net income of $109,982,000 ($1.02 per diluted share) during the first six months of fiscal 2010.

Helmerich & Payne, Inc. also announced today that it signed contracts to build and operate eight additional FlexRigs, bringing to 14 the number of additional FlexRig commitments announced since the Company’s January 27, 2011, earnings release.  These rigs will be built and operated in the U.S. under multi-year term contracts that provide attractive dayrates and economic returns.   Since March 2010, the Company has announced contracts for the construction of 45 new build FlexRigs, of which 26 have been completed.  The remaining 19 rigs are expected to be delivered during calendar 2011.

President and CEO Hans Helmerich commented, “The major shift across the industry towards oil and liquids rich plays is increasingly employing unconventional drilling techniques to conventional reservoirs.  Basins that were historically characterized by shallow, vertical well paths are now seeing a greater number of drilling efforts apply horizontal well paths and longer lateral sections.  These trends have clearly and favorably influenced market demand for H&P’s FlexRigs.  We expect demand for new FlexRigs to remain strong and we are uniquely positioned to compete in this expanding market.  The value creation that our customers experience while using FlexRigs has helped to make H&P the most active contractor in the U.S. land drilling market, and we are focused on maintaining our competitive advantage.”

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News Release

April 28, 2011

Segment operating income for U.S. land operations was $164,289,000 for the second fiscal quarter of 2011, compared with $90,723,000 for last year’s second fiscal quarter and $158,361,000 for this year’s first fiscal quarter.  The sequential increase in segment operating income was primarily attributable to increased drilling activity related to the delivery of new build FlexRigs, as the Company’s quarterly revenue days for the segment increased by approximately three percent to 17,797 revenue days from the first quarter of fiscal 2011 to the second fiscal quarter of 2011.  The corresponding average rig revenue per day also sequentially increased by $688 to $25,640 during the second fiscal quarter of 2011.  The $688 increase in average rig revenue per day was partially offset by a $525 increase in average rig expense per day, generating a sequential increase of $163 in average rig margin per day, from $13,020 during this year’s first fiscal quarter to $13,183 during this year’s second fiscal quarter.  Rig utilization for the Company’s U.S. land segment was 85% for this year’s second fiscal quarter, compared with 70% for last year’s second fiscal quarter and 84% for this year’s first fiscal quarter.  At March 31, 2011, the Company’s U.S. land segment had 205 contracted rigs and 32 idle rigs.  The 205 contracted rigs included 136 rigs under term contracts.

Segment operating income for the Company’s offshore operations was $11,476,000 for the second fiscal quarter of 2011, compared with $13,625,000 for last year’s second fiscal quarter and $9,000,000 for this year’s first fiscal quarter.  The sequential increase in segment operating income was primarily a function of a higher average rig margin per day, which was $23,747 for this year’s second fiscal quarter as compared to $18,065 for this year’s first fiscal quarter.  The number of revenue days increased to 618 during the second fiscal quarter of 2011, from 587 during the first fiscal quarter of 2011.

The Company’s international land operations reported segment operating income of $2,443,000 for this year’s second fiscal quarter, compared with $11,784,000 for last year’s second fiscal quarter and $14,367,000 for this year’s first fiscal quarter.  The decrease in segment operating income was primarily attributable to a decline in revenues associated with the Company’s prior operations in Mexico, as the remaining three rigs in that country were relocated to the U.S. early in the second fiscal quarter of 2011.  The number of revenue days for this year’s second fiscal quarter decreased by approximately 26% to 1,421 as compared to this year’s first fiscal quarter.  Average rig margin per day decreased to $7,106 in the second fiscal quarter of 2011 from $11,625 in the first fiscal quarter of 2011.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of April 28, 2011, the Company’s existing fleet included 240 land rigs in the U.S., 24 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete during calendar 2011 another 19 new H&P-designed and operated FlexRigs under long-term contracts with customers.  Upon completion of these commitments, the Company’s global land fleet is expected to include a total of 224 FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

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News Release

April 28, 2011

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Mike Drickamer

(918) 588-5190

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News Release

April 28, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
CONSOLIDATED STATEMENTS OF INCOME	2010	2011	2010	2011	2010

Operating Revenues:
Drilling — U.S. Land	$476,818	$495,459	$324,439	$972,277	$609,508
Drilling — Offshore	44,867	50,586	47,765	95,453	100,055
Drilling — International Land	68,954	54,684	61,535	123,638	117,332
Other	4,003	3,677	2,840	7,680	5,926
	594,642	604,406	436,579	1,199,048	832,821

Operating costs and expenses:
Operating costs, excluding depreciation	330,046	340,039	248,480	670,085	457,178
Depreciation	73,180	76,161	63,493	149,341	124,210
General and administrative	19,889	24,406	20,543	44,295	41,182
Research and development	3,470	3,640	3,342	7,110	5,157
Income from asset sales	(2,669)	(4,105)	(985)	(6,774)	(1,996)
	423,916	440,141	334,873	864,057	625,731

Operating income	170,726	164,265	101,706	334,991	207,090

Other income (expense):
Interest and dividend income	314	356	287	670	596
Interest expense	(4,451)	(5,513)	(4,038)	(9,964)	(8,732)
Other	166	232	23	398	38
	(3,971)	(4,925)	(3,728)	(8,896)	(8,098)

Income from continuing operations before income taxes	166,755	159,340	97,978	326,095	198,992
Income tax provision	62,390	60,379	23,873	122,769	61,085
Income from continuing operations	104,365	98,961	74,105	203,326	137,907

Loss from discontinued operations, before income taxes	(215)	(176)	(22,744)	(391)	(25,612)
Income tax provision	—	(5)	4,614	(5)	2,313
Loss from discontinued operations	(215)	(171)	(27,358)	(386)	(27,925)

NET INCOME	$104,150	$98,790	$46,747	$202,940	$109,982

Basic earnings per common share:
Income from continuing operations	$0.98	$0.92	$0.70	$1.90	$1.30
Loss from discontinued operations	$—	$—	$(0.26)	$—	$(0.26)

Net Income	$0.98	$0.92	$0.44	$1.90	$1.04

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News Release

April 28, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
CONSOLIDATED STATEMENTS OF INCOME	2010	2011	2010	2011	2010

Diluted earnings per common share:
Income from continuing operations	$0.96	$0.91	$0.68	$1.87	$1.28
Loss from discontinued operations	$—	$—	$(0.25)	$—	$(0.26)

Net Income	$0.96	$0.91	$0.43	$1.87	$1.02

Weighted average shares outstanding:
Basic	106,031	106,515	105,711	106,270	105,642
Diluted	107,852	108,595	107,484	108,375	107,349

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News Release

April 28, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	3/31/11	9/30/10

ASSETS
Cash and cash equivalents	$240,685	$63,020
Other current assets	554,627	579,514
Current assets of discontinued operations	8,275	10,270
Total current assets	803,587	652,804
Investments	480,939	320,712
Net property, plant, and equipment	3,420,635	3,275,020
Other assets	20,551	16,834
TOTAL ASSETS	$4,725,712	$4,265,370

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$209,866	$224,646
Current liabilities of discontinued operations	5,882	7,992
Total current liabilities	215,748	232,638
Non-current liabilities	1,030,577	862,989
Non-current liabilities of discontinued operations	2,393	2,278
Long-term notes payable	350,000	360,000
Total shareholders’ equity	3,126,994	2,807,465

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,725,712	$4,265,370

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News Release

April 28, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2011	2010

OPERATING ACTIVITIES:
Net income	$202,940	$109,982
Adjustment for loss from discontinued operations	386	27,925
Income from continuing operations	203,326	137,907
Depreciation	149,341	124,210
Changes in assets and liabilities	100,094	(43,578)
Gain on sale of assets	(6,774)	(1,996)
Other	6,146	10,071
Net cash provided by operating activities from continuing operations	452,133	226,614
Net cash used in operating activities from discontinued operations	(386)	(1,105)
Net cash provided by operating activities	451,747	225,509

INVESTING ACTIVITIES:
Capital expenditures	(286,251)	(142,318)
Proceeds from sale of assets and short-term investments	17,022	16,133
Purchase of short-term investments	—	(16)
Acquisition of TerraVici Drilling Solutions	(4,000)	—
Net cash used in investing activities from continuing operations	(273,229)	(126,201)
Net cash used in investing activities from discontinued operations	—	(86)
Net cash used in investing activities	(273,229)	(126,287)

FINANCING ACTIVITIES:
Dividends paid	(12,784)	(10,587)
Decrease in bank overdraft	—	(2,038)
Exercise of stock options	11,115	309
Net proceeds from (payments for) short-term and long-term debt	(10,000)	(85,000)
Excess tax benefit from stock-based compensation	10,816	1,897
Net cash used in financing activities	(853)	(95,419)

Net increase in cash and cash equivalents	177,665	3,803
Cash and cash equivalents, beginning of period	63,020	96,142
Cash and cash equivalents, end of period	$240,685	$99,945

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News Release

April 28, 2011

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
SEGMENT REPORTING	2010	2011	2010	2011	2010
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$476,818	$495,459	$324,439	$972,277	$609,508
Direct operating expenses	252,238	260,834	176,424	513,072	314,779
General and administrative expense	5,855	6,388	6,074	12,243	12,735
Depreciation	60,364	63,948	51,218	124,312	99,748
Segment operating income	$158,361	$164,289	$90,723	$322,650	$182,246

Revenue days	17,249	17,797	13,114	35,046	24,374
Average rig revenue per day	$24,952	$25,640	$23,382	$25,301	$23,719
Average rig expense per day	$11,932	$12,457	$12,095	$12,198	$11,627
Average rig margin per day	$13,020	$13,183	$11,287	$13,103	$12,092
Rig utilization	84%	85%	70%	84%	66%

OFFSHORE OPERATIONS
Revenues	$44,867	$50,586	$47,765	$95,453	$100,055
Direct operating expenses	30,927	33,936	29,696	64,863	62,272
General and administrative expense	1,410	1,553	1,478	2,963	3,108
Depreciation	3,530	3,621	2,966	7,151	5,944
Segment operating income	$9,000	$11,476	$13,625	$20,476	$28,731

Revenue days	587	618	660	1,205	1,360
Average rig revenue per day	$45,350	$52,507	$48,225	$49,021	$50,662
Average rig expense per day	$27,285	$28,760	$25,202	$28,042	$26,654
Average rig margin per day	$18,065	$23,747	$23,023	$20,979	$24,008
Rig utilization	71%	76%	81%	74%	83%

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News Release

April 28, 2011

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
SEGMENT REPORTING	2010	2011	2010	2011	2010
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$68,954	$54,684	$61,535	$123,638	$117,332
Direct operating expenses	46,535	44,793	41,980	91,328	79,261
General and administrative expense	868	940	716	1,808	1,207
Depreciation	7,184	6,508	7,055	13,692	13,971
Segment operating income	$14,367	$2,443	$11,784	$16,810	$22,893

Revenue days	1,923	1,421	1,766	3,344	3,397
Average rig revenue per day	$33,789	$33,043	$33,283	$33,472	$33,006
Average rig expense per day	$22,164	$25,937	$22,116	$23,767	$21,814
Average rig margin per day	$11,625	$7,106	$11,167	$9,705	$11,192
Rig utilization	76%	64%	73%	71%	65%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$46,419	$39,143	$17,813	$85,562	$31,373
Offshore Operations	$7,283	$8,131	$5,880	$15,414	$12,612
International Land Operations	$3,979	$7,730	$2,758	$11,709	$5,212

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News Release

April 28, 2011

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The Company’s Venezuelan operation, which was historically an operating segment within the International Land Segment, was discontinued in the third quarter of fiscal 2010.  Consequently, its operating results are excluded from the segment data tables above.

The following table reconciles operating income per the information above to income from continuing operations before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2010	2011	2010	2011	2010
Operating income
U.S. Land	$158,361	$164,289	$90,723	$322,650	$182,246
Offshore	9,000	11,476	13,625	20,476	28,731
International Land	14,367	2,443	11,784	16,810	22,893
Other	(1,151)	(1,815)	(2,423)	(2,966)	(3,217)
Segment operating income	$180,577	$176,393	$113,709	$356,970	$230,653
Corporate general and administrative	(11,756)	(15,525)	(12,275)	(27,281)	(24,132)
Other depreciation	(1,381)	(1,349)	(1,335)	(2,730)	(2,671)
Inter-segment elimination	617	641	622	1,258	1,244
Income from asset sales	2,669	4,105	985	6,774	1,996
Operating income	$170,726	$164,265	$101,706	$334,991	$207,090

Other income (expense):
Interest and dividend income	314	356	287	670	596
Interest expense	(4,451)	(5,513)	(4,038)	(9,964)	(8,732)
Other	166	232	23	398	38
Total other income (expense)	(3,971)	(4,925)	(3,728)	(8,896)	(8,098)

Income from continuing operations before income taxes	$166,755	$159,340	$97,978	$326,095	$198,992

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